MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                       MONTHLY SERVICER'S CERTIFICATE
                --------------------------------------------
                                FINAL REPORT



          The undersigned, a duly authorized representative of Marine Midland Bank, as Servicer ("Marine Midland") pursuant to a Pooling and Servicing Agreement, dated as of June 27, 1991
    (the "Agreement"), between Marine Midland Bank, as Transferor and Servicer, and Manufacturers and Traders Trust Company, as Trustee, does hereby certify as follows:

           1. Capitalized terms used in the Monthly
              Reports attached to this Certificate have their respective meanings as set forth in the Agreement.

           2. Marine Midland Bank is, as of the date hereof, the Servicer under the Agreement.

           3. The undersigned is a Servicing Officer.

           4. This Certificate relates to the Distribution


              Date occurring on October 16, 1995. This distribution is for the September, 1995 Collection Period.

           5. No Early Amortization Event or Event of Servicing
              Termination has occurred since the prior
              Determination Date.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 16th day of October, 1995.



                                       MARINE MIDLAND BANK
                                         as Servicer,


                                       By:


                                            John P. DeLuca Jr.
                                            Servicing Officer








                                                            Page 1 of 4
             MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                      MONTHLY SERVICING REPORT
             --------------------------------------------
                         FINAL REPORT



Collection Period:  September 1995               # of
                                                Accounts        Dollars
                                              ------------  ---------------
Principal Balances Remaining:
------------------------------
 - Investor Certificate Principal Balance                             $0.00
 - Transferor Principal Balance                              287,923,896.61
                                                            ---------------
   Total                                           10,481   $287,923,896.61
                                              ============  ===============

Aggregate Amount of Additional Balances
Created During Prior Collection Period:                                0.00


Pool Factor                                                       0.0000000

                                              Allocation


Collections:                                  Percentage         Amount
------------------------------                ------------  ----------------
 Principal
 ---------
  - Investor Principal Collections               74.50574%    $6,775,636.11
  - Transferor Principal Collections             25.49426%     2,318,476.33
                                              ------------    --------------
  Total Principal Collections                   100.00000%    $9,094,112.44

 Interest
 --------
  - Investor Interest Collections                 4.86865%      $117,508.74
  - Transferor Interest Collections              95.13135%     2,296,072.29
                                              ------------   --------------
  Total Interest Collections                    100.00000%    $2,413,581.03

    Total Collections                                        $11,507,693.47
                                                             ==============

Required Amount:                                                      $0.00




                         MARINE MIDLAND BANK                    Page 2 of 4
             MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                       MONTHLY SERVICING REPORT
             --------------------------------------------
Collection Period:           September 1995      FINAL REPORT

                                                   Allocation
Liquidation Loss Amounts                           Percentage      Amount
------------------------------                   ------------   -----------
Aggregate Investor Liquidation Loss Amount           4.86865%          $0.00
Transferor Amount                                   95.13135%           0.00
                                                 ------------    -----------
Aggregate Liquidation Loss Amount                  100.00000%          $0.00
                                                 ============    ===========

  - Investor Certificate Principal Balance                             $0.00
    Loss Deduction Amounts Not Previously
    Reimbursed

  - Investor Principal Loss Interest Amount                            $0.00

  - Accrued and Unpaid Investor Certificate
    Principal Loss Interest Amount                                     $0.00

  - Investor Portion of Net Liquidation Proceeds                       $0.00

  - Aggregate Unreimbursed Investor Certificate
    Principal Balance Loss Deduction Amount                            $0.00
                                                                    Loan


                                                       Number      Balance
                                                 ------------  -------------
Mortgage Loans in Foreclosure                              0           $0.00
Book Value of Property Acquired                            0           $0.00
through Foreclosure


                                                      # of     Outstanding
Delinquencies:                                       Accounts   Dollars
----------------                                 ------------  -------------
30-59 Days                                               166   $7,126,086.62
60-89 Days                                                32    1,224,300.80
Over 90 Days                                              54    3,558,962.56
                                                 ------------ --------------
  Total Contracts Delinquent                             252  $11,909,349.98
                                                 ============ ==============

Delinquencies ($'s) as a Percent of Outstandings                        4.08%
Cumulative Net Charge offs as a % of Beginning Balance                  0.35%






                                                            Page 3 of 4


             MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                       MONTHLY SERVICING REPORT
            ---------------------------------------------
                              FINAL REPORT



Collection Period:               September 1995

Investor Certificate Rate:              6.41%

Investor Monthly Servicing Fee                                $6,130.50

                                                               Amount
Distributions to                                             Per $1,000
 Investor Certificateholders                     Amount      Certificate
----------------------------                 --------------- -----------
Investor Principal Collections                $6,775,636.11   $16.93909
Aggregate Investor Liquidation Loss Amount             0.00     0.00000
Investor Certificate Interest                     78,593.07     0.19648
Final Principal Payment by Transferor          7,462,955.14    18.65739
                                             ---------------  ---------
  Total Investor Certificate                 $14,317,184.32   $35.79296
    Distribution Amount                      ===============  =========





- Current Period Unpaid Investor                      $0.00
   Certificate Interest Shortfall

- Distribution of Unpaid Investor                     $0.00
   Certificate Interest Shortfall

- Remaining Unpaid Investor                           $0.00
   Certificate Interest Shortfall

- Retransfer Deposit Amount to Be Distributed         $0.00
   to Investor Certificateholders

- Accrued and Unpaid Investor Monthly Servicing
  Fees for Previous Collection Periods                $0.00

Distribution to Cash Collateral Depositor
 for application in accordance with
 the Cash Collateral Loan Agreement                          $32,785.17





                                                                Page 4 0f 4


             MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                       MONTHLY SERVICING REPORT
             --------------------------------------------
                            FINAL REPORT



Collection Period:  September 1995




Cash Collateral Account
-----------------------
Beginning Balance                                $14,250,000.00

Plus: Deposit to Cash Collateral Account                   0.00

Less: Withdrawals                                 14,250,000.00
                                                 --------------
   Available Cash Collateral Amount                       $0.00
   for Next Distribution Date:                   ==============


Available Cash Collateral Amount


as a Percent of Investor Certificate
Principal Balance                                      N/A